Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople – SVP, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle to Present at the J.P. Morgan Aviation, Transportation and Industrials Conference

Stamford, CT. March 2, 2015 — Aircastle Limited (NYSE: AYR) (“Aircastle”) announced today that Ron Wainshal, Chief Executive Officer, will be presenting at the J.P. Morgan Aviation, Transportation and Industrials Conference in New York City on Wednesday, March 4, 2015 at 1:45 p.m. Eastern Time.

A live webcast of the presentation and slides will be available to the public on the Investor Relations section of Aircastle’s website at http://www.aircastle.com/. Please allow extra time prior to the presentation to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the presentation will also be available on the company’s website.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of December 31, 2014, Aircastle’s aircraft portfolio consisted of 148 aircraft on lease with 54 customers located in 34 countries.

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited